UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 9, 2025, Sadot Group Inc. (the “Company”) received a letter (the “Staff Determination”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the Company’s common stock had a closing bid price of less than $1.00 per share over the previous 30 consecutive business days from July 28, 2025 through September 8, 2025, and, as a result, does not comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).
The Company is not eligible for the 180-calendar day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a 1-for-10 reverse stock split on October 18, 2024, which occurred during the prior one-year period.
The Staff Determination notified the Company that its common stock would be delisted from The Nasdaq Capital Market unless the Company requests a hearing. Accordingly, the Company intends to timely request a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company’s hearing request will automatically stay any suspension or delisting action of the Company’s securities pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: September 11, 2025